EXHIBIT 99.1

Lakeland Bancorp Announces Quarterly and Year-End 2021 Earnings

OAK RIDGE, N.J., Jan. 26, 2022 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $22.2 million and earnings per diluted share ("EPS") of $0.43 for the three months ended December 31, 2021, compared to net income of $18.8 million and diluted EPS of $0.37 for the fourth quarter of 2020. For the fourth quarter of 2021, annualized return on average assets was 1.06%, annualized return on average common equity was 10.70% and annualized return on average tangible common equity was 13.26%.

For the year ended December 31, 2021, the Company reported net income of $95.0 million, a 65% increase compared to $57.5 million for the same period in 2020, resulting in return on average assets of 1.19%, return on average common equity of 11.95%, and return on average tangible common equity of 14.93%. For 2021, the Company reported diluted EPS of $1.85, compared to diluted EPS of $1.13 for 2020.

The current year results were favorably impacted by negative provisions for credit losses of $10.9 million compared to provisions of $27.2 million for 2020 as forecasted macroeconomic conditions have improved and Lakeland's asset quality continues to be strong. Fourth quarter 2021 results were favorably impacted by a $3.9 million increase in net interest income and a $1.4 million reduction in non-interest expenses compared to the fourth quarter of 2020.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "We ended 2021 with strong quarterly and annual earnings. We experienced total asset growth of 7%, deposit growth of 8% and non-performing assets declined by 60% during 2021. With the acquisition of 1st Constitution Bancorp on January 6, 2022, we expanded Lakeland's presence into central New Jersey and look forward to bringing our banking model into the desirable markets of Mercer, Middlesex and Monmouth counties. Full systems integration is progressing well and is expected to be completed in February 2021."

Full Year 2021 Highlights

  Total asset growth of 7% to $8.20 billion at December 31, 2021.
  Deposit generation of 8% or $510.0 million, including 15% growth in noninterest-bearing deposits.
  In September 2021, the Company issued $150.0 million Fixed-to-Floating Rate Subordinated Notes at a fixed rate of 2.875% per annum until September 2026 when the interest rate will reset to the three-month Secured Overnight Financing Rate plus a spread of 220 basis points, and redeemed $75.0 million of its outstanding 5.125% Fixed-to-Floating Rate Subordinated Notes.
  Net interest margin for 2021 increased four basis points to 3.13% compared to 2020 due primarily to a reduction in the cost of interest-bearing liabilities.
  Non-performing assets declined to $17.0 million at December 31, 2021 compared to $42.8 million at December 31, 2020.
  Paycheck Protection Program ("PPP") loans outstanding totaled $56.6 million at December 31, 2021 compared to $284.6 million at December 31, 2020. Unamortized net deferred fees on PPP loans totaled $1.6 million at December 31, 2021 compared to $5.8 million at December 31, 2020.
  Net loan charge-offs for the year totaled $2.2 million, or 0.04% of average loans.

Net Interest Margin and Net Interest Income

Net interest margin for the fourth quarter of 2021 of 2.98% decreased 10 basis points compared to the fourth quarter of 2020 and decreased 12 basis points compared to the third quarter of 2021. The decrease compared to the fourth quarter of 2020 was primarily a result of a decrease in the yield on loans and securities as well as an increase in lower yielding federal funds sold. The decrease in net interest margin compared to the third quarter of 2021 was due primarily to a decrease in the yield on loans and an increase in lower yielding average securities balances. Net interest margin for 2021 of 3.13% increased four basis points compared to 3.09% for 2020 due primarily to a reduction in the cost of interest-bearing liabilities.

The yield on interest-earning assets for the fourth quarter of 2021 was 3.22% compared to 3.51% for the fourth quarter of 2020 and 3.40% for the third quarter of 2021. The decrease in yield on interest-earning assets when compared to the fourth quarter 2020 was due primarily to a reduction in the yield on loans and securities as well as increased balances in lower yielding average federal funds sold. The decrease in yield on interest-earning assets when compared to the third quarter of 2021 was due primarily to a reduction in the yield on loans and increased balances in lower yielding average securities. The yield on interest-earning assets for 2021 was 3.43% compared to 3.70% for 2020 resulting primarily from a reduction in the yield on interest earning assets and increased balances in lower yielding average federal funds sold as a result of maintaining excess liquidity during the pandemic.

The cost of interest-bearing liabilities decreased in the fourth quarter of 2021 to 0.33% compared to 0.59% for the fourth quarter of 2020 and 0.41% for the third quarter of 2021. The cost of interest-bearing liabilities for 2021 was 0.42% compared to 0.83% during the same period in 2020. The reduction in the cost of interest-bearing liabilities compared to prior periods was largely driven by reductions in market interest rates as well as a change in the mix of interest-bearing liabilities as balances of higher cost time deposits decreased while lower cost interest-bearing transaction account balances increased. Additionally, replacing the Company's existing subordinated debt with a new issuance at a lower interest rate during 2021 decreased the cost of borrowings.

Net interest income increased to $59.0 million for the fourth quarter of 2021 compared to $55.1 million for the fourth quarter of 2020, due primarily to lower interest rates on interest-bearing liabilities as well as the growth of interest-earning assets partially offset by lower yields on interest-earning assets. Net interest income for 2021 was $234.8 million, as compared to $207.7 million for 2020 due to the same reasons discussed in the quarterly comparison.

Noninterest Income

Noninterest income decreased $981,000 to $5.9 million for the fourth quarter of 2021 from $6.8 million for the fourth quarter of 2020. Commissions and fees in the fourth quarter of 2021 increased $612,000 compared to the same period in 2020 due primarily to increases in investment commission income and commercial loan fees. Gain on sales of loans in the fourth quarter of 2021 decreased $361,000 due primarily to the Company retaining more originated residential mortgage loans in the loan portfolio. Fourth quarter 2020 results included an $871,000 gain on sales of securities compared to no gain on sales of securities during the same period in 2021. There was no swap income recorded in the fourth quarter of 2021 compared to $485,000 during the same period in 2020 due primarily to changes in the yield curve which decreases the demand for swap transactions.

For 2021, noninterest income decreased $4.7 million to $22.4 million compared to 2020 due primarily to a reduction in swap income. Service charges on deposit accounts increased $708,000 compared to 2020 due primarily to increases in debit card income. Commissions and fees in 2021 increased $1.1 million compared to 2020 due to the same reasons discussed in the quarterly comparison. Gains on sales of loans and swap income decreased $1.1 million and $4.1 million, respectively, compared to 2020, both due primarily to the same reasons discussed in the quarterly comparison. Gain on sales and calls of investment securities totaled $9,000 in 2021 compared to $1.2 million in 2020.

Noninterest Expense

Noninterest expense totaled $35.6 million for the fourth quarter of 2021, a decrease of $1.4 million compared to the fourth quarter of 2020 due primarily to long-term debt prepayment fees of $3.8 million recorded in the fourth quarter of 2020 to deploy excess liquidity. Compensation and employee benefit expense in the fourth quarter of 2021 increased $1.0 million, or 5%, compared to the fourth quarter of 2020 due primarily to staff additions and normal merit increases. In the fourth quarter of 2021, premises and equipment expense increased $549,000 due primarily to an increase in IT service agreement expense, and data processing expense increased $341,000 due primarily to increased fees from service providers compared to the fourth quarter of 2020. The fourth quarter of 2021 included $710,000 in merger-related costs for the acquisition of 1st Constitution Bancorp.

For 2021, noninterest expense increased $8.0 million to $140.8 million compared to $132.8 million for 2020 due primarily to compensation and employee benefit expense which increased $6.1 million, or 8%. The increase in compensation and employee benefits expense was due primarily to the same reasons discussed in the quarterly comparison. Premises and equipment expense in 2021 increased $2.9 million due to the same reason discussed in the quarterly comparison. Noninterest expense in 2021 included merger-related expenses of $1.8 million for the acquisition of 1st Constitution Bancorp. Additionally, noninterest expense in 2020 included $4.1 million in long-term debt prepayment fees compared to none in 2021.

Income Tax Expense

The effective tax rate for the fourth quarter of 2021 was 23.4% compared to 22.3% for the fourth quarter of 2020. The effective tax rate for 2021 was 25.4% compared to 23.1% for 2020. The increased effective tax rate for 2021 periods was primarily a result of tax advantaged items declining as a percentage of pretax income due to the increase in pretax income.

Financial Condition

At December 31, 2021, total assets were $8.20 billion, an increase of $533.8 million or 7% compared to December 31, 2020. For the year ended December 31, 2021, total loans declined $45.1 million to $5.98 billion due to a decline in PPP loans of $228.1 million, partially offset by an increase in other loan categories of $183.0 million, primarily in the multifamily and residential mortgage loan segments. Investment securities increased $648.1 million or 67% to $1.62 billion during 2021 as the Company deployed liquidity into the investment portfolio. On the funding side, total deposits increased $510.0 million or 8% to $6.97 billion primarily in the saving and interest bearing transaction accounts category, while borrowings decreased $2.3 million or 1% to $310.5 million for the year ended December 31, 2021. At December 31, 2021, total loans as a percent of total deposits was 85.8%.

Asset Quality

At December 31, 2021, non-performing assets decreased 60% to $17.0 million, 0.21% of total assets, compared to $42.8 million, 0.56% of total assets, at December 31, 2020. Non-accrual loans as a percent of total loans decreased to 0.28% at December 31, 2021 compared to 0.71% at December 31, 2020. At December 31, 2021, the allowance for credit losses decreased to $58.0 million, 0.97% of total loans compared to $71.1 million, 1.18% of total loans, at December 31, 2020. In the fourth quarter of 2021, the Company had net recoveries of $181,000, or 0.01% of average loans, annualized, compared to net charge-offs of $528,000, or 0.04% of average loans, annualized, for the same period in 2020. Provision for credit losses on loans for the fourth quarter of 2021 was a benefit of $87,000 compared to a benefit of $246,000 in the fourth quarter of 2020.

Capital

At December 31, 2021, stockholders' equity increased 8% to $827.0 million as compared to $763.8 million at December 31, 2020. Lakeland Bancorp remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.51% at December 31, 2021. The book value per common share and tangible book value per common share increased 8.0% and 10.4% to $16.34 and $13.21, respectively, compared to $15.13 and $11.97 at December 31, 2020 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). On January 24, 2022, the Company declared a quarterly cash dividend of $0.135 per share to be paid on February 17, 2022, to shareholders of record as of February 7, 2022.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $8.20 billion in total assets at December 31, 2021. On January 6, 2022, the Company completed its acquisition of 1st Constitution Bancorp, which represents a significant addition to the Company's New Jersey franchise. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara President & CEO	Thomas F. Splaine EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands, except per share amounts)	2021	2020	2021	2020
Income Statement
Net interest income	$59,029	$55,135	$234,835	$207,687
(Provision) benefit for credit losses	(408)	(789)	10,896	(27,222)
Gain on investment securities transactions, net	—	871	9	1,213
Gain on sales of loans	399	760	2,264	3,322
(Loss) gain on equity securities	(94)	73	(285)	(552)
Other noninterest income	5,559	5,141	20,373	23,127
Long-term debt prepayment fees	—	(3,777)	—	(4,133)
Long-term debt extinguishment costs	—	—	(831)	—
Merger-related expenses	(710)	—	(1,782)	—
Other noninterest expense	(34,840)	(33,168)	(138,144)	(128,665)
Pretax income	28,935	24,246	127,335	74,777
Provision for income taxes	(6,765)	(5,398)	(32,294)	(17,259)
Net income	$22,170	$18,848	$95,041	$57,518

Basic earnings per common share	$0.43	$0.37	$1.85	$1.13
Diluted earnings per common share	$0.43	$0.37	$1.85	$1.13
Dividends paid per common share	$0.135	$0.125	$0.530	$0.500
Weighted average shares - basic	50,647	50,527	50,624	50,540
Weighted average shares - diluted	50,959	50,672	50,870	50,650

Selected Operating Ratios
Annualized return on average assets	1.06%	0.98%	1.19%	0.80%
Annualized return on average common equity	10.70%	9.96%	11.95%	7.74%
Annualized return on average tangible common equity (1)	13.26%	12.64%	14.93%	9.86%
Annualized yield on interest-earning assets	3.22%	3.51%	3.43%	3.70%
Annualized cost of interest-bearing liabilities	0.33%	0.59%	0.42%	0.83%
Annualized net interest spread	2.89%	2.92%	3.02%	2.87%
Annualized net interest margin	2.98%	3.08%	3.13%	3.09%
Efficiency ratio (1)	53.19%	53.74%	53.23%	54.54%
Stockholders' equity to total assets			10.09%	9.97%
Book value per common share			$16.34	$15.13
Tangible book value per common share (1)			$13.21	$11.97
Tangible common equity to tangible assets (1)			8.31%	8.05%

Asset Quality Ratios			December 31, 2021	December 31, 2020
Ratio of allowance for credit losses on loans to total loans			0.97%	1.18%
Non-performing loans to total loans			0.28%	0.71%
Non-performing assets to total assets			0.21%	0.47%
Net charge-offs to average loans			0.04%	0.03%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(dollars in thousands)			December 31,	December 31,
Selected Balance Sheet Data at Period End			2021	2020
Loans			$5,976,148	$6,021,232
Allowance for credit losses on loans			58,047	71,124
Investment securities			1,621,329	973,185
Total assets			8,198,056	7,664,297
Total deposits			6,965,823	6,455,783
Short-term borrowings			106,453	169,560
Other borrowings			204,043	143,257
Stockholders' equity			827,014	763,784

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Selected Average Balance Sheet Data
Loans	$5,902,152	$5,939,904	$6,003,325	$5,626,273
Investment securities	1,423,650	912,723	1,160,503	889,223
Interest-earning assets	7,874,181	7,137,884	7,516,662	6,735,825
Total assets	8,332,637	7,625,458	7,974,905	7,208,366
Noninterest-bearing demand deposits	1,775,119	1,499,093	1,671,889	1,362,918
Savings deposits	670,039	571,794	642,298	535,754
Interest-bearing transaction accounts	3,862,443	3,313,556	3,613,484	3,035,626
Time deposits	781,199	1,112,053	882,379	1,064,187
Total deposits	7,088,800	6,496,496	6,810,050	5,998,485
Short-term borrowings	112,533	68,962	95,111	92,425
Other borrowings	204,266	155,943	162,643	244,000
Total interest-bearing liabilities	5,630,479	5,222,308	5,395,915	4,971,992
Stockholders' equity	822,001	753,059	795,554	743,225

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020

Interest Income
Loans and fees	$57,773	$58,553	$237,037	$229,036
Federal funds sold and interest-bearing deposits with banks	190	61	440	348
Taxable investment securities and other	4,966	3,680	17,208	17,811
Tax exempt investment securities	802	565	2,633	1,647
Total Interest Income	63,731	62,859	257,318	248,842
Interest Expense
Deposits	3,444	6,090	16,793	32,059
Federal funds purchased and securities sold under agreements to repurchase	20	25	78	556
Other borrowings	1,238	1,609	5,612	8,540
Total Interest Expense	4,702	7,724	22,483	41,155
Net Interest Income	59,029	55,135	234,835	207,687
Provision (benefit) for credit losses	408	789	(10,896)	27,222
Net Interest Income after Provision for Credit Losses	58,621	54,346	245,731	180,465
Noninterest Income
Service charges on deposit accounts	2,579	2,485	9,856	9,148
Commissions and fees	1,977	1,365	6,939	5,868
Income on bank owned life insurance	754	657	2,676	2,657
(Loss) gain on equity securities	(94)	73	(285)	(552)
Gain on sales of loans	399	760	2,264	3,322
Gain on investment securities transactions, net	—	871	9	1,213
Swap income	—	485	634	4,719
Other income	249	149	268	735
Total Noninterest Income	5,864	6,845	22,361	27,110
Noninterest Expense
Compensation and employee benefits	20,186	19,188	82,589	76,470
Premises and equipment	6,171	5,622	24,773	21,871
FDIC insurance	548	750	2,341	2,123
Data processing	1,405	1,064	5,454	4,964
Merger-related expenses	710	—	1,782	—
Long-term debt prepayment fees	—	3,777	—	4,133
Other operating expenses	6,530	6,544	23,818	23,237
Total Noninterest Expense	35,550	36,945	140,757	132,798
Income before provision for income taxes	28,935	24,246	127,335	74,777
Provision for income taxes	6,765	5,398	32,294	17,259
Net Income	$22,170	$18,848	$95,041	$57,518
Per Share of Common Stock
Basic earnings	$0.43	$0.37	$1.85	$1.13
Basic earnings	$0.43	$0.37	$1.85	$1.13
Dividends	$0.135	$0.125	$0.530	$0.500

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(dollars in thousands)	December 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash	$199,158	$262,327
Interest-bearing deposits due from banks	29,372	7,763
Total cash and cash equivalents	228,530	270,090
Investment securities available for sale, at estimated fair value (allowance for credit losses of $83 at December 31, 2021 and $2 at December 31, 2020 )	769,956	855,746
Investment securities held to maturity (estimated fair value of $815,211 at December 31, 2021 and $93,868 at December 31, 2020, allowance for credit losses of $181 at December 31, 2021 and none at December 31, 2020)	824,956	90,766
Equity securities, at fair value	17,368	14,694
Federal Home Loan Bank and other membership stocks, at cost	9,049	11,979
Loans held for sale	1,943	1,335
Loans, net of deferred fees	5,976,148	6,021,232
Less: Allowance for credit losses	58,047	71,124
Net loans	5,918,101	5,950,108
Premises and equipment, net	45,916	48,495
Operating lease right-of-use assets	15,222	16,772
Accrued interest receivable	19,209	19,339
Goodwill	156,277	156,277
Other identifiable intangible assets	2,420	3,288
Bank owned life insurance	117,356	115,115
Other assets	71,753	110,293
Total Assets	$8,198,056	$7,664,297
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,732,452	$1,510,224
Savings and interest-bearing transaction accounts	4,474,144	3,867,303
Time deposits $250 thousand and under	623,393	895,056
Time deposits over $250 thousand	135,834	183,200
Total deposits	6,965,823	6,455,783
Federal funds purchased and securities sold under agreements to repurchase	106,453	169,560
Other borrowings	25,000	25,000
Subordinated debentures	179,043	118,257
Operating lease liabilities	16,523	18,183
Other liabilities	78,200	113,730
Total Liabilities	7,371,042	6,900,513
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 50,737,400 shares and outstanding 50,606,365 shares at December 31, 2021 and issued 50,610,681 shares and outstanding 50,479,646 shares at December 31, 2020	565,862	562,421
Retained earnings	259,340	191,418
Treasury shares, at cost, 131,035 shares at December 31, 2021 and December 31, 2020	(1,452)	(1,452)
Accumulated other comprehensive income	3,264	11,397
Total Stockholders' Equity	827,014	763,784
Total Liabilities and Stockholders' Equity	$8,198,056	$7,664,297

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020

Income Statement
Net interest income	$59,029	$59,338	$59,740	$56,728	$55,135
(Provision) benefit for credit losses (1)	(408)	2,703	5,959	2,642	(789)
Gain on investment securities transactions, net	—	—	9	—	871
Gain on sales of loans	399	550	607	708	760
(Loss) gain on equity securities	(94)	(58)	11	(144)	73
Other noninterest income	5,559	4,977	4,642	5,195	5,141
Long-term debt extinguishment costs	—	(831)	—	—	—
Long-term debt prepayment fees	—	—	—	—	(3,777)
Merger-related expenses	(710)	(1,072)	—	—	—
Other noninterest expense	(34,840)	(35,304)	(34,097)	(33,903)	(33,168)
Pretax income	28,935	30,303	36,871	31,226	24,246
Provision for income taxes	(6,765)	(8,014)	(9,464)	(8,051)	(5,398)
Net income	$22,170	$22,289	$27,407	$23,175	$18,848

Basic earnings per common share	$0.43	$0.43	$0.53	$0.45	$0.37
Diluted earnings per common share	$0.43	$0.43	$0.53	$0.45	$0.37
Dividends paid per common share	$0.135	$0.135	$0.135	$0.125	$0.125
Dividends paid	$6,921	$7,001	$6,828	$6,369	$6,364
Weighted average shares - basic	50,647	50,637	50,636	50,576	50,527
Weighted average shares - diluted	50,959	50,875	50,858	50,780	50,672

Selected Operating Ratios
Annualized return on average assets	1.06%	1.10%	1.41%	1.22%	0.98%
Annualized return on average common equity	10.70%	10.94%	14.07%	12.20%	9.96%
Annualized return on average tangible common equity (2)	13.26%	13.63%	17.67%	15.39%	12.64%
Annualized net interest margin	2.98%	3.10%	3.27%	3.19%	3.08%
Efficiency ratio (2)	53.19%	54.02%	51.98%	53.75%	53.74%
Common stockholders' equity to total assets	10.09%	9.96%	10.14%	9.88%	9.97%
Tangible common equity to tangible assets (2)	8.31%	8.18%	8.29%	8.00%	8.05%
Tier 1 risk-based ratio	11.15%	11.19%	10.78%	10.47%	10.22%
Total risk-based ratio	14.48%	14.73%	13.11%	13.02%	12.85%
Tier 1 leverage ratio	8.51%	8.60%	8.70%	8.51%	8.37%
Common equity tier 1 capital ratio	10.67%	10.70%	10.29%	9.98%	9.73%
Book value per common share	$16.34	$16.09	$15.74	$15.18	$15.13
Tangible book value per common share (2)	$13.21	$12.95	$12.60	$12.03	$11.97

(1) The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL") on December 31, 2020, with a transition adjustment retroactive to January 1, 2020.

(2) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020

Selected Balance Sheet Data at Period End
Loans	$5,976,148	$5,880,802	$5,988,832	$6,108,946	$6,021,232
Allowance for credit losses on loans (3)	58,047	57,953	60,389	67,252	71,124
Investment securities	1,621,329	1,248,705	1,107,601	1,078,750	973,185
Total assets	8,198,056	8,172,479	7,854,238	7,771,761	7,664,297
Total deposits	6,965,823	6,930,912	6,715,035	6,635,226	6,455,783
Short-term borrowings	106,453	111,907	100,190	111,999	169,560
Other borrowings	204,043	212,107	138,045	143,267	143,257
Stockholders' equity	827,014	814,128	796,676	768,065	763,784

Loans
Non owner occupied commercial	$2,316,284	$2,300,637	$2,330,376	$2,375,024	$2,398,946
Owner occupied commercial	908,449	884,144	870,535	857,506	827,092
Multifamily	972,233	907,903	902,394	858,168	813,225
Non owner occupied residential	177,097	177,592	189,765	195,534	200,229
Commercial, industrial and other	405,832	363,976	358,659	394,416	433,553
Construction	302,228	332,868	335,167	291,252	266,883
Paycheck Protection Program	56,574	109,348	207,045	346,150	284,636
Equipment financing	123,212	119,709	121,096	119,428	116,690
Residential mortgages	438,710	407,021	391,589	385,778	377,380
Consumer and home equity	275,529	277,604	282,206	285,690	302,598
Total loans	$5,976,148	$5,880,802	$5,988,832	$6,108,946	$6,021,232

Deposits
Noninterest-bearing	$1,732,452	$1,724,646	$1,683,887	$1,631,942	$1,510,224
Savings and interest-bearing transaction accounts	4,474,144	4,401,367	4,198,709	4,049,914	3,867,303
Time deposits	759,227	804,899	832,439	953,370	1,078,256
Total deposits	$6,965,823	$6,930,912	$6,715,035	$6,635,226	$6,455,783

Total loans to total deposits ratio	85.8%	84.8%	89.2%	92.1%	93.3%

Selected Average Balance Sheet Data
Loans	$5,902,152	$5,943,698	$6,080,408	$6,089,757	$5,939,904
Investment securities	1,423,650	1,144,356	1,066,086	1,003,479	912,723
Interest-earning assets	7,874,181	7,611,259	7,342,952	7,230,136	7,137,884
Total assets	8,332,637	8,070,050	7,784,385	7,704,603	7,625,458
Noninterest-bearing demand deposits	1,775,119	1,702,788	1,660,825	1,545,968	1,499,093
Savings deposits	670,039	653,840	639,540	604,931	571,794
Interest-bearing transaction accounts	3,862,443	3,701,676	3,495,610	3,388,027	3,313,556
Time deposits	781,199	826,831	880,079	1,044,915	1,112,053
Total deposits	7,088,800	6,885,135	6,676,054	6,583,841	6,496,496
Short-term borrowings	112,533	108,519	85,325	73,492	68,962
Other borrowings	204,266	162,216	140,162	143,261	155,943
Total interest-bearing liabilities	5,630,479	5,453,082	5,240,716	5,254,626	5,222,308
Stockholders' equity	822,001	807,956	781,299	770,255	753,059

(3) The Company adopted CECL on December 31, 2020, with a transition adjustment retroactive to January 1, 2020.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	3.88%	4.00%	3.99%	3.91%	3.92%
Taxable investment securities and other	1.60%	1.68%	1.72%	1.81%	1.84%
Tax-exempt securities	2.20%	2.15%	2.50%	2.54%	2.51%
Federal funds sold and interest-bearing cash accounts	0.14%	0.12%	0.11%	0.11%	0.09%
Total interest-earning assets	3.22%	3.40%	3.57%	3.56%	3.51%
Liabilities
Savings accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Interest-bearing transaction accounts	0.24%	0.30%	0.32%	0.34%	0.38%
Time deposits	0.51%	0.55%	0.61%	0.83%	1.01%
Borrowings	1.55%	2.33%	2.22%	2.87%	2.84%
Total interest-bearing liabilities	0.33%	0.41%	0.42%	0.51%	0.59%
Net interest spread (taxable equivalent basis)	2.89%	2.99%	3.15%	3.05%	2.92%
Annualized net interest margin (taxable equivalent basis)	2.98%	3.10%	3.27%	3.19%	3.08%
Annualized cost of deposits	0.19%	0.23%	0.25%	0.32%	0.37%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$57,953	$60,389	$67,252	$71,124	$65,242
Impact of adopting ASU 2016-13 (4)	—	—	—	—	6,656
Benefit for credit losses on loans	(87)	(2,705)	(5,314)	(2,808)	(246)
Charge-offs	(461)	(969)	(1,862)	(1,270)	(746)
Recoveries	642	1,238	313	206	218
Balance at end of period	$58,047	$57,953	$60,389	$67,252	$71,124
Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$6	$1,649	$592
Owner occupied commercial	(1)	(80)	(9)	70
Multifamily	—	28	—	—
Non owner occupied residential	(136)	(5)	(8)	206
Total commercial, secured by real estate (4)	$(137)	$(51)	$1,632	$868	$(45)
Commercial, industrial and other	(449)	(265)	5	221	477
Construction	(4)	50	(42)	(25)
Equipment financing	60	139	4	83	64
Residential mortgages	49	27	(82)	(58)	—
Consumer and home equity	300	(169)	32	(25)	32
Net (recoveries) charge-offs	$(181)	$(269)	$1,549	$1,064	$528
(4) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13

Non-Performing Assets
Non owner occupied commercial	$3,009	$4,748	$11,427	$12,835	$16,537
Owner occupied commercial	2,810	4,656	7,152	8,797	14,271
Multifamily	—	—	195	201	626
Non owner occupied residential	2,852	922	1,305	1,417	2,217
Construction	—	—	515	718	1,440
Commercial, industrial and other	6,763	1,108	1,449	2,252	2,633
Equipment financing	43	238	264	300	327
Residential mortgages	817	123	—	2,328	2,469
Consumer and home equity	687	453	308	2,277	2,243
Total non-accrual loans	16,981	12,248	22,615	31,125	42,763
Property acquired through foreclosure or repossession	—	—	—	—	—
Total non-performing assets	$16,981	$12,248	$22,615	$31,125	$42,763
Loans past due 90 days or more and still accruing	$1	$—	$—	$—	$1
Loans restructured and still accruing	$3,342	$3,414	$3,595	$3,799	$3,856
Ratio of allowance for credit losses to total loans	0.97%	0.99%	1.01%	1.10%	1.18%
Total non-accrual loans to total loans	0.28%	0.21%	0.38%	0.51%	0.71%
Total non-performing assets to total assets	0.21%	0.15%	0.29%	0.40%	0.56%
Annualized net (recoveries) charge-offs to average loans	(0.01)%	(0.02)%	0.10%	0.07%	0.04%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2021	2021	2021	2021	2020

Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$827,014	$814,128	$796,676	$768,065	$763,784
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,420	2,631	2,841	3,063	3,288
Total tangible common stockholders' equity at end of period - Non-GAAP	$668,317	$655,220	$637,558	$608,725	$604,219
Shares outstanding at end of period	50,606	50,602	50,601	50,598	50,480
Book value per share - GAAP	$16.34	$16.09	$15.74	$15.18	$15.13
Tangible book value per share - Non-GAAP	$13.21	$12.95	$12.60	$12.03	$11.97
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$668,317	$655,220	$637,558	$608,725	$604,219
Total assets at end of period - GAAP	$8,198,056	$8,172,479	$7,854,238	$7,771,761	$7,664,297
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,420	2,631	2,841	3,063	3,288
Total tangible assets at end of period - Non-GAAP	$8,039,359	$8,013,571	$7,695,120	$7,612,421	$7,504,732
Common equity to assets - GAAP	10.09%	9.96%	10.14%	9.88%	9.97%
Tangible common equity to tangible assets - Non-GAAP	8.31%	8.18%	8.29%	8.00%	8.05%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$22,170	$22,289	$27,407	$23,175	$18,848
Total average common stockholders' equity - GAAP	$822,001	$807,956	$781,299	$770,255	$753,059
Less: Average goodwill	156,277	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	2,544	2,758	2,979	3,192	3,433
Total average tangible common stockholders' equity - Non-GAAP	$663,180	$648,921	$622,043	$610,786	$593,349
Return on average common stockholders' equity - GAAP	10.70%	10.94%	14.07%	12.20%	9.96%
Return on average tangible common stockholders' equity - Non-GAAP	13.26%	13.63%	17.67%	15.39%	12.64%
Calculation of Efficiency Ratio
Total noninterest expense	$35,550	$37,207	$34,097	$33,903	$36,945
Amortization of core deposit intangibles	(210)	(211)	(221)	(226)	(249)
Merger-related expenses	(710)	(1,072)	—	—	—
Long-term debt extinguishment costs	—	(831)	—	—	—
Long-term debt prepayment fee	—	—	—	—	(3,777)
Noninterest expense, as adjusted	$34,630	$35,093	$33,876	$33,677	$32,919
Net interest income	$59,029	$59,338	$59,740	$56,728	$55,135
Total noninterest income	5,864	5,469	5,269	5,759	6,845
Total revenue	$64,893	$64,807	$65,009	$62,487	$61,980
Tax-equivalent adjustment on municipal securities	213	157	167	163	149
Gain on sales of investment securities	—	—	(9)	—	(871)
Total revenue, as adjusted	$65,106	$64,964	$65,167	$62,650	$61,258
Efficiency ratio - Non-GAAP	53.19%	54.02%	51.98%	53.75%	53.74%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Twelve Months Ended December 31,
(dollars in thousands)	2021	2020
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$95,040	$57,518
Total average common stockholders' equity - GAAP	$795,554	$743,225
Less: Average goodwill	156,277	156,277
Less: Average other identifiable intangible assets	2,866	3,816
Total average tangible common stockholders' equity - Non-GAAP	$636,411	$583,132
Return on average common stockholders' equity - GAAP	11.95%	7.74%
Return on average tangible common stockholders' equity - Non-GAAP	14.93%	9.86%
Calculation of Efficiency Ratio
Total noninterest expense	$140,756	$132,798
Amortization of core deposit intangibles	(868)	(1,025)
Long-term debt prepayment fees	—	(4,133)
Long-term debt extinguishment costs	(831)	—
Merger-related expenses	(1,782)	—
Noninterest expense, as adjusted	$137,275	$127,640
Net interest income	$234,834	$207,687
Noninterest income	22,361	27,110
Total revenue	$257,195	$234,797
Tax-equivalent adjustment on municipal securities	700	438
Gain on sales and calls of investment securities	(9)	(1,213)
Total revenue, as adjusted	$257,886	$234,022
Efficiency ratio - Non-GAAP	53.23%	54.54%